Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287575

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 23, 2025)

Dogwood Therapeutics, Inc.

Up to $8,558,712

of Common Stock

We have entered into an equity distribution agreement, or the Sales Agreement, with Northland Securities, Inc., “sales agent” or “Northland”, relating to our shares of common stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell our shares of common stock having an aggregate offering price of up to $8,558,712 from time to time through Northland, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “DWTX”. On November 25, 2025, the closing price of our shares of common stock on the Nasdaq Capital Market was $6.43 per share of common stock.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the Sales Agreement generally, Northland may sell shares of our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The shares of common stock will be distributed at the market prices prevailing on the Nasdaq Capital Market at the time of the sale of such shares of common stock. Northland is not required to sell any specific number or dollar amount of securities, but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Northland and us, to sell on our behalf up to $8,558,712, in the aggregate, of our shares of common stock at our request. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Northland will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds received by the Company from the sale of common stock. In connection with the sale of our shares of common stock on our behalf, Northland will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Northland will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Northland against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” for additional information regarding the compensation to be paid to Northland.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $40.0 million based on 29,727,866 shares of outstanding common stock, of which 5,059,737 were held by non-affiliates, and a per share price of $7.91 based on the closing sale price of our common stock on September 29, 2025. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $8.6 million of our securities, of which up to $8,558,712 million may be sold under the sales agreement. In no event will the aggregate market value of securities sold by us or on our behalf under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period immediately prior to, and including, the date of any such sale, exceed one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75 million. During the twelve-month period that ends on and includes the date hereof, we have sold shares of our common stock having an aggregate offering price of $4,782,127 million pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and related base prospectus and for future filings.

Our business and an investment in our shares of common stock involve significant risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 4 of the accompanying prospectus to read about factors that you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 28, 2025.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-287575) that we filed with the SEC and which became effective on June 2, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 23, 2025, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and Northland has not, authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made; therefore, such representations, warranties and covenants should not be relied on as accurate representations of the current state of our affairs.

Unless we have otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “Dogwood,” “we,” “us,” “our,” or similar references mean Dogwood Therapeutics, Inc.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

The complete mailing address and telephone number of our principal executive officers is:

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, Georgia 30009

(866) 620-8655

S-1

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements relate to future events or future performance and reflect our expectations and assumptions regarding our growth, results of operations, performance and business prospects and opportunities. Such forward-looking statements reflect our current beliefs and are based on information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “aim”, “assume”, “believe”, “contemplate”, “goal”, “positioned”, “seek”, “target”, “may”, “would”, “could”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue” or the negative of these terms or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement and, including any documents incorporated by reference herein, include, among others, statements regarding our future operating results, economic performance and product development efforts and statements in respect of:

•	our business strategies;

•	our ability to obtain regulatory approval of our product candidates and any other product candidates we may develop, and the labeling of any regulatory approval we may obtain;

•	risks relating to the timing and costs of clinical trials and the timing and costs of other candidates;

•	the timing and likelihood of success of our clinical trials and regulatory approval of our product candidates;

•	risks associates with our reliance on third-party organizations;

•	our competitive positions;

•	assumptions regarding the size of the available market, product pricing and timing of commercialization of our product candidates, if approved;

•	our intellectual property position and our ability to maintain and protect our intellectual property rights;

•	our results of operations, financial condition, liquidity, prospects, and growth strategies;

•	our cash and financing plans;

•	the industry in which we operate; and

•	the trends that may affect the industry or us.

Should one or more of these risks or uncertainties materialize, or should the assumptions described in the sections entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference underlying those forward-looking statements prove incorrect, actual results may vary materially from those described in the forward-looking statements.

More detailed information about these and other factors is included in this prospectus supplement under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus supplement. Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are based upon our beliefs, estimates and opinions at the time they are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement. Forward-looking statements made in a document incorporated by reference into this prospectus supplement are made as of the date of the original document and have not been updated by us except as expressly provided for in this prospectus supplement.

We qualify all the forward-looking statements contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement by the foregoing cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, including financial statements and related notes, and “Risk Factors” starting on page S-6 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Business

Overview

Dogwood Therapeutics, Inc. (“we” or the “Company”) is pre-revenue, development-stage biopharmaceutical company focused on developing new medicines to treat pain and peripheral neuropathy associated with cancer, with the ability to expand into other pain states with continued clinical success. Pain and neuropathy affect the majority of patients undergoing chemotherapy treatment with deleterious effects on patient quality of life and function and can result in patients lowering their dose or stopping their chemotherapy resulting from progression to moderate or severe forms of the illness.  There are no FDA approved treatments for patients suffering from chemotherapy induced pain or neuropathy.

The Company’s priority pipeline drug candidates includes:

•	Halneuron®- a voltage gated sodium channel inhibitor (Nav 1.7 modulation) presently in Phase 2b development to treat the chronic pain resulting from cancer chemotherapy (“CINP”), with potential to expand into non-neuropathic cancer pain and acute post-surgical pain. Halneuron® has demonstrated effectiveness in reducing both cancer related pain, as well as CINP in prior phase 2 clinical research, as well as an acceptable safety profile. Halneuron® has been granted FDA fast-track review designation by FDA as a treatment for CINP.

•	SP16, a proprietary peptide drug that exhibits immunomodulatory and anti-inflammatory properties and it poised to enter Phase 1 development to treat peripheral neuropathy resulting from cancer chemotherapy (“CIPN”). The neurotrophic effects of SP16 as demonstrated in preclinical research portends potential neuroprotective effects by activating neurite survival and growth in the presence of paclitaxel, highlighting potential to preserve a patient’s full chemotherapy regimen rather than reducing or stopping their regimen altogether due to the debilitating effects of chemotherapy induced neuropathy.

Additionally, the Company’s pipeline includes IMC-1, a novel, proprietary, fixed dose combination of a nucleoside analog and the anti-inflammatory agent celecoxib for the treatment of fibromyalgia.  Given the size and scope of the IMC-1 fibromyalgia Phase 3 development program agreed upon by the FDA, its forward development is dependent upon the Company finding a suitable partner.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We could be an emerging growth company until December 31, 2025, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

S-3

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided by the JOBS Act. As a result, our financial statements contained in, or incorporated by reference into, this prospectus supplement, any prospectus supplement and any free writing prospectus may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Corporate Information

We were incorporated under the laws of the State of Delaware on December 16, 2020 through a corporate conversion just prior to our initial public offering, at which time we were known as Virios Therapeutics, Inc. We were originally formed on February 28, 2012 as a limited liability company under the laws of the State of Alabama as Innovative Med Concepts, LLC. On July 23, 2020, we changed our name from Innovative Med Concepts, LLC to Virios Therapeutics, LLC. On October 7, 2024, we acquired Pharmagesic (Holdings) Inc., a Canadian corporation (“Pharmagesic”) and the parent company of Wex Pharmaceuticals, Inc., through a business combination, and changed our name from Virios Therapeutics, Inc. to Dogwood Therapeutics, Inc. on October 9, 2024. Prior to the business combination, Pharmagesic was a wholly-owned subsidiary of Sealbond Limited and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc., a listed entity on the Main Board of the Hong Kong Stock Exchange.

Our principal executive offices are located at 44 Milton Avenue, Alpharetta, Georgia and our telephone number is (866) 620-8655. Our website address is www.dwtx.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

S-4

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $8,558,712.
Common stock to be outstanding after this offering	Up to 31,058,925 shares, assuming sales of 1,331,059 shares of our common stock in this offering at an assumed offering price of $6.43 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Northland. See “Plan of Distribution”.
Use of proceeds	We currently intend to use the net proceeds, if any, from this offering primarily for clinical trials, working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. See “Use of Proceeds” on page S-7.
Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock. See “Risk Factors” on page S-6.
Nasdaq Capital Market symbol	“DWTX”

The number of shares of our common stock that will be outstanding immediately after this offering is based on 29,727,866 shares of our common stock outstanding as of November 25, 2025, and excludes the following:

•	7,755 shares of common stock issuable upon the exercise of outstanding warrants, having an average exercise price of $279.77 per share;

•	175,578 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $48.05 per share, of which 79,503 shares were vested as such date;

•	11,700 shares of common stock issuable upon the exercise of outstanding non-qualified options which upon exercise will be unregistered, at an exercise price of $250.00 per share, of which all were vested and exercisable as of such date; and

•	2,797,209 shares of common stock reserved for future issuance under the Second Amended and Restated 2020 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options subsequent to November 25, 2025, and reflects an assumed public offering price of $6.43 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2025.

S-5

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will filed with the Securities and Exchange Commission (the “SEC”), and in other documents incorporated by reference to our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes, before investing in our common stock. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the proceeds from the offering, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our shares of common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our shares of common stock to decline.

If you purchase our shares of common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets as of September 30, 2025. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $1.66 per share, based on the difference between the assumed public offering price of $6.43 per share, which was the last reported sale price of our shares of common stock on the Nasdaq Capital Market on November 25, 2025, and the as-adjusted net tangible book value per share of our outstanding shares of common stock as of September 30, 2025 of $4.77 per share.

These future issuances of shares of common stock or common stock-related securities and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Future sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock.

Sales of a substantial number of our shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. A substantial number of our shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when Northland, as sales agent, may sell such shares in the public markets. In addition, we cannot predict the number of these shares that might be sold nor the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Northland at any time throughout the term of the Sales Agreement. The per share price of the shares of common stock that are sold by Northland after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Northland. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-6

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $8,558,712 million from time to time pursuant to the Sales Agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently expect to use the net proceeds that we receive from this offering for clinical trials, working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-7

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

S-8

DILUTION

Our net tangible book value as of September 30, 2025, was approximately $9.15 million, or $3.99 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2025. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of our common stock in the aggregate amount of $8,558,712 million in this offering at an assumed offering price of $6.43, the last reported sale price of our common stock on the Nasdaq Capital Market on November 25, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been approximately $17.27 million, or $4.77 per share. This represents an immediate increase in net tangible book value of $0.78 per share to existing stockholders and immediate dilution in net tangible book value of $1.66 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$6.43
Historical net tangible book value per share as of September 30, 2025	$3.99
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$0.78
As adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$4.77
Dilution per share to investors purchasing our common stock in this offering		$1.66

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $6.43 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,558,712 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $5.01 per share and would increase the dilution in net tangible book value per share to new investors to $2.42 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares of common stock are sold from the assumed offering price of $6.43 per share shown in the table above, assuming all of our common stock in the aggregate amount of $8,558,712 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $4.46 per share and would decrease the dilution in net tangible book value per share to new investors to $0.97 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 2,293,162 shares of our common stock outstanding as of September 30, 2025, and excludes the following:

•	7,755 shares of common stock issuable upon the exercise of outstanding warrants, having an average exercise price of $279.77 per share;

•	176,430 shares of common stock issuable upon the exercise of outstanding options, having a weighted average exercise price of $48.01 per share, of which 78,910 shares were vested as such date;

•	11,700 shares of common stock issuable upon the exercise of outstanding non-qualified options which upon exercise will be unregistered, at an exercise price of $250.00 per share, of which all were vested and exercisable as of such date; and

•	14,682 shares of common stock reserved for future issuance under the Amended and Restated 2020 Equity Incentive Plan.

S-9

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Northland, under which we may issue and sell shares of our common stock from time to time through or to Northland acting as our sales agent or principal. Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock from time to time having an aggregate gross sales price of up to $8,558,712 pursuant to this prospectus.

Each time we wish to issue and sell common stock, we will notify the sales agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of the notice, the sales agent has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified in the notice. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares of common stock being made through the sales agent under the Sales Agreement upon proper notice to the other party.

We will pay the sales agent commissions for its services in acting as agent in the sale of our common stock. The sales agent will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales price of the shares of our common stock sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $75,000, and ongoing diligence expenses in an amount not to exceed $10,000 in the aggregate per calendar year, as provided in the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the sales agent under the terms of the Sales Agreement, will be approximately $175,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of our transfer agent, Broadridge Corporate Issuer Solutions, Inc., or by such other means as we and the sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The sales agent will provide written confirmation to us follow the close of trading on Nasdaq Capital Market each day in which shares of our common stock are sold under the Sales Agreement setting forth (i) the amount sold on such day, (ii) the price or prices at which such shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the net proceeds to us and (v) the commission payable by us to the sales agent with respect to such sales.

In connection with the sale of the common stock on our behalf, the sales agent will deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to this prospectus, or (ii) the termination of the Sales Agreement as permitted therein.

S-10

The sales agent and its respective affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which services it may in the future receive customary fees. In the course of business, the Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the Sales Agreement on a Form 8-K filed on or about the date of this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent and the sales agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Duane Morris LLP. Faegre Drinker Biddle & Reath LLP is acting as counsel to Northland in connection with this offering.

EXPERTS

The consolidated financial statements of Dogwood Therapeutics, Inc. (the “Company”) as of December 31, 2024 and 2023 and for each of the years in the two-year period ended December 31, 2024, have been audited by Forvis Mazars LLP, independent registered public accounting firm, as set forth in their report thereon, included in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus supplement, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available copies of these reports on or through our Internet site at www.dwtx.com as soon as reasonably practicable after we electronically file or furnished them to the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

S-11

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 10-K”), filed with the SEC on March 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 9, 2025, August 13, 2025 and November 7, 2025, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 12, 2025 (other than information furnished under Item 7.01 and all exhibits related to such item), March 14, 2025, April 3, 2025, June 24, 2025, July 2, 2025, September 29, 2025 and November 21, 2025 (other than information furnished under Item 7.01 and all exhibits related to such item);

•	the description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on December 16, 2020, including any amendment or report filed for the purpose of updating such description; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025, in connection with our 2025 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

The SEC file number for each of the documents listed above is 001-39811.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement, which will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.virios.com. You should direct any requests for documents to:

Dogwood Therapeutics, Inc.

44 Milton Avenue

Alpharetta, GA 30009

(866) 620-8655

Attention: Senior Vice President of Finance

S-12

PROSPECTUS

$150,000,000

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, depositary shares, debt securities, rights, warrants, or units having a maximum aggregate offering price of $150,000,000. This prospectus provides a general description of the securities identified above.

When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We are an emerging growth company and a smaller reporting company as defined under Federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DWTX.” On May 22, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.30 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, directly to purchasers or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” on page 5 of this prospectus and any similar section contained or incorporated by reference in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $150,000,000, of common stock and preferred stock, depositary shares representing preferred stock and various series of debt securities, rights, warrants to purchase any of such securities, and/or units, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, any free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus incorporates by reference, and the applicable prospectus supplement or any free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors and evolution over time.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “our company,” “Dogwood,” “Dogwood Therapeutics,” “we,” “us” or “our” refer to Dogwood Therapeutics, Inc., a Delaware corporation. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

We own or have rights to use a number of registered and common law trademarks, service marks and/or trade names in connection with our business in the United States and/or in certain foreign jurisdictions. Solely for convenience, the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement and any free writing prospectuses may be referred to without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and any free writing prospectus may contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus, any prospectus supplement and any free writing prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

Our Company

Overview

Dogwood Therapeutics, Inc. (“we” or the “Company”) operates in one segment and is a pre-revenue, development-stage biopharmaceutical company focused on developing new medicines to treat pain and fatigue-related disorders. Our research pipeline is focused on two separate mechanistic pillars; Nav 1.7 modulation to treat chronic and acute pain disorders and combination antiviral therapies targeting reactivated herpes virus mediated illnesses. The proprietary non-opioid Nav 1.7 analgesic program is centered on our lead development candidate Halneuron®. Halneuron® is a voltage-gated sodium channel modulator, a mechanism known to be effective for reducing pain. Halneuron® treatment has demonstrated pain reduction of both general cancer related pain and chemotherapy-induced neuropathic pain (“CINP”). The Halneuron® Phase 2b study commenced in the first quarter of 2025. The antiviral program includes IMC 1 and IMC-2, which are novel, proprietary, fixed dose combinations of nucleoside analog, anti-herpes antivirals and the anti-inflammatory agent, celecoxib for the treatment of fibromyalgia and Long-COVID.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We could be an emerging growth company until December 31, 2025, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the prior June 30, if we have total annual gross revenue of approximately $1.1 billion or more during any fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act relating to the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that is (i) no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided by the JOBS Act. As a result, our financial statements contained in, or incorporated by reference into, this prospectus, any prospectus supplement and any free writing prospectus may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Corporate Information

We were incorporated under the laws of the State of Delaware on December 16, 2020 through a corporate conversion just prior to our initial public offering, at which time we were known as Virios Therapeutics, Inc. We were originally formed on February 28, 2012 as a limited liability company under the laws of the State of Alabama as Innovative Med Concepts, LLC. On July 23, 2020, we changed our name from Innovative Med Concepts, LLC to Virios Therapeutics, LLC. On October 7, 2024, we acquired Pharmagesic (Holdings) Inc., a Canadian corporation (“Pharmagesic”) and the parent company of Wex Pharmaceuticals, Inc., through a business combination, and changed our name from Virios Therapeutics, Inc. to Dogwood Therapeutics, Inc. on October 9, 2024. Prior to the business combination, Pharmagesic was a wholly-owned subsidiary of Sealbond Limited and an indirect wholly-owned subsidiary of CK Life Sciences Int’l., (Holdings) Inc., a listed entity on the Main Board of the Hong Kong Stock Exchange.

Our principal executive offices are located at 44 Milton Avenue, Alpharetta, Georgia and our telephone number is (866) 620-8655. Our website address is www.dwtx.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the SEC.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, depositary shares representing a fractional interest in a share of preferred stock, various series of debt securities, rights to purchase common stock or other securities, warrants to purchase any of such securities, and/or units either individually or in combination with other securities, with a total value of up to $150,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of the rights or warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Dogwood Therapeutics and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks described in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended from time to time and in our Quarterly Reports on Form 10-Q and other documents we file with the SEC, in light of your particular investment objectives and financial circumstances. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements may be identified by the use of the words “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar words and phrases, including the negatives of these terms, or other variations of these terms, that denote future events. The forward-looking statements in this prospectus and any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus and any accompanying prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Although we believe that we have a reasonable basis for each forward-looking statement contained in this this prospectus and any accompanying prospectus supplement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

These forward-looking statements include, though are not limited to, statements about future results of operations, financial position, research and development costs, regulatory approvals, and capital requirements and our needs for additional financing.

We caution you that the aforementioned statements may not contain all of the forward-looking statements made in this prospectus and any accompanying prospectus supplement.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference in this prospectus and any accompanying prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, research and development, clinical trial expenditures, acquisitions of additional companies or technologies, and investments. We may temporarily invest the net proceeds in short-term, investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for these purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our common stock and preferred stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law, and is a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”). The common stock is the only security of our company registered pursuant to Section 12 of the Exchange Act. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.

Our amended and restated certificate of incorporation, or our certificate of incorporation, provides for one class of common stock. In addition, our certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 45,000,000 shares, all with a par value of $0.0001 per share, of which:

•	43,000,000 shares are designated as common stock; and

•	2,000,000 shares are designated as preferred stock, of which:

o	2,269.1494 shares of preferred stock are designated to be Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”); and

o	284.2638 shares of preferred stock are designated to be Series A-1 Non-Voting Convertible Preferred Stock (“Series A-1 Preferred Stock”).

As of May 21, 2025, we had outstanding 1,911,128 shares of common stock, held by 109 stockholders of record. Further, as of May 21, 2025, (i) there were warrants outstanding for the purchase of 7,755 shares of common stock with an average exercise price of $279.77 per share, of which all are vested and exercisable; (ii) 81,077 shares of our common stock were issuable upon exercise of outstanding options, at a weighted average exercise price of $98.93 per share, of which 75,555 shares were vested as of such date; (iii) 11,700 shares of our common stock were issuable upon the exercise of outstanding non-qualified options for which upon exercise will be unregistered, at an exercise price of $250.00 per share, of which all were vested and exercisable as of such date; and (iv) 1,423 shares of our common stock were reserved for future issuance under our Amended and Restated 2020 Equity Incentive Plan.

As of May 21, 2025, we have authorized, issued and outstanding 2,269.1494 shares of Series A Preferred Stock, 284.2638 shares of Series A-1 Preferred Stock and 1,997,446.5868 authorized but unissued shares of preferred stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Elections of directors by holders of our common stock is determined by a plurality of the votes cast by the stockholders entitled to vote in the election. Subject to the supermajority votes for some matters, other matters are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Dividends

Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Anti-Takeover Effect of Delaware Law and Our Certain Charter and Bylaw Provisions

Some provisions of our certificate of incorporation and bylaws make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice.

Anti-Takeover Effects of Provisions of Delaware Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation. In general, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Exclusive Forum Selection

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of the Company (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity the certificate of incorporation or the bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our restated certificate contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Advance Notice Requirements

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common stock.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Series A Preferred Stock

The Board of Directors designated 2,269.1494 of the 2,000,000 shares of preferred stock to be Series A Preferred Stock.

Holders of Series A Preferred Stock received, and the Company paid, one-time payment-in-kind dividends in the aggregate amount of 55.345 shares of Series A Preferred Stock.

Except as otherwise required by law, the Series A Preferred Stock does not have voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation of Series A Preferred Stock, amend or repeal any provision of, or add any provision to, the Charter or Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation of Series A Preferred Stock) or at any time while at least 30% of the originally issued Series A Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation of Series A Preferred Stock) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing. The Series A Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily. Following stockholder approval of the Conversion Proposal, each share of Series A Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Certificate of Designation of Series A Preferred Stock, including that the Company shall not affect any conversion of Series A Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will not apply after the stockholder approval of the Change of Control Proposal and upon the occurrence of certain other events as set forth in the Certificate of Designation of Series A Preferred Stock. If at any time following the earliest of (a) Stockholder Approval (as defined in the Certificate of Designation), (b) the interim analysis of the Phase 2b study for Halneuron® proves futile, (c) Dogwood is delisted from Nasdaq, (d) the interim analysis of the Phase 2b study for Halneuron® is not completed by December 31, 2025, or (e) June 30, 2026, the Company fails to deliver to a Holder certificates representing shares of Common Stock or electronically deliver such shares, the Series A Preferred Stock is redeemable for cash at the option of the holder thereof at a price per share equal to the then-current Fair Value (as defined and described in the Certificate of Designation of Series A Preferred Stock) of the Series A Preferred Stock for any undeliverable shares.

Series A-1 Preferred Stock

On March 12, 2025, the Board of Directors designated 284.2638 shares of the 2,000,000 shares of preferred stock to be Series A-1 Preferred Stock in connection with the Debt Exchange and Cancellation Agreement, dated as of March 12, 2025, between the Company and Conjoint Inc., a Delaware corporation.

Holders of Series A-1 Preferred Stock are not entitled to receive dividends on shares of Series A-1 Preferred Stock. Except as otherwise required by law, the Series A-1 Preferred Stock does not have voting rights. However, as long as any shares of Series A-1 Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A-1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred Stock or alter or amend the Certificate of Designation of Series A-1 Preferred Stock, amend or repeal any provision of, or add any provision to, the Charter or Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series A-1 Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Charter or by merger, consolidation, recapitalization, reclassification, conversion or otherwise, (ii) issue further shares of Series A-1 Preferred Stock, or increase or decrease (other than by conversion) the number of authorized shares of Series A-1 Preferred Stock (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation of Series A-1 Preferred Stock) or at any time while at least 30% of the originally issued Series A-1 Preferred Stock remains issued and outstanding, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation of Series A-1 Preferred Stock) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction, or (iv) enter into any agreement with respect to any of the foregoing.

The Series A-1 Preferred Stock shall rank on parity with the Common Stock as to distributions of assets upon liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily.

Following the stockholder approval of the conversion of shares of Series A-1 Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC, each share of Series A-1 Preferred Stock will automatically convert into 10,000 shares of Common Stock, subject to certain limitations provided in the Certificate of Designation of Series A-1 Preferred Stock, including that the Company shall not affect any conversion of Series A-1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation will not apply after the stockholder approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b) and upon the occurrence of certain other events as set forth in the Certificate of Designation of Series A-1 Preferred Stock.

Other Preferred Stock

Our board of directors may authorize the issuance of additional preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock and/or our existing preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of additional preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Dogwood Therapeutics and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock and/or our existing preferred stock. It is not possible to state the actual effect of the issuance of any additional shares of preferred stock on the rights of holders of common stock and/or our existing preferred stock until the board of directors determines the specific rights attached to that preferred stock.

See “— Anti-Takeover Effect of Certain Charter and Bylaw Provisions” and “— Anti-Takeover Effects of Provisions of Delaware Law” above for a discussion of certain provisions of our certificate of incorporation and bylaws and the DGCL that may affect the terms of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that we offer and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In this event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. For a description of our preferred stock, see “Description of Capital Stock — Preferred Stock.”

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which may require holders to take certain actions such as filing proof of residence and paying certain charges. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it in proportion to the number of depositary shares owned by such holder. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, when a holder surrenders depositary receipts at the office of the preferred stock depositary maintained for that purpose, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder generally cannot “re-deposit” these shares of preferred stock with the preferred stock depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares other than a whole number of shares of preferred stock for redemption or exchange, the preferred stock depositary will issue a new depositary receipt to the holder that evidences the remainder of depositary shares at the same time that the preferred stock is withdrawn.

Redemption, Conversion and Exchange of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

•	all of the outstanding shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

The preferred stock depositary will forward all reports and communications from us which are delivered to the preferred stock depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with OID for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of a majority of the aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of a majority aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;

•	any material United States federal income tax consequences; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or warrant agreement and warrant certificates, as applicable, and any supplemental agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, the warrants may be exercised at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Description of Outstanding Warrants

As of May 21, 2025, there were warrants to purchase 7,755 shares of our common stock outstanding.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us, in exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading on Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will file a prospectus supplement to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement will disclose:

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters, if any, may purchase additional securities from us;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

•	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

•	any public offering price; and

•	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Duane Morris LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Dogwood Therapeutics, Inc. (the “Company”) as of December 31, 2024 and 2023 and for the years then ended, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated herein by reference. Such report contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available copies of these reports on or through our Internet site at www.dwtx.com as soon as reasonably practicable after we electronically file or furnished them to the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 9, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on March 12, 2025, March 14, 2025, March 31, 2025, April 3, 2025 and May 8, 2025;

•	the description of our common stock set forth in the Registration Statement on Form 8-A, filed with the SEC on December 16, 2020, including any amendment or report filed for the purpose of updating such description; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2025, in connection with our 2025 Annual Meeting of Stockholders, but only to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.dwtx.com. You should direct any requests for documents to:

Dogwood Therapeutics, Inc.
44 Milton Avenue
Alpharetta, GA 30009
(866) 620-8655
Attention: Corporate Secretary and Treasurer

Up to $8,558,712

of Common Stock

PROSPECTUS SUPPLEMENT

November 28, 2025